Exhibit 99.1

5835 Peachtree Corners East, Suite D
Norcross, GA 30092

FOR IMMEDIATE RELEASE

Guided Therapeutics Announces 1:100 Reverse Stock Split

NORCROSS, GA (February 23, 2016) -- Guided Therapeutics, Inc. (OTCQB: GTHP) today announced a one-for-one hundred (1:100) reverse split of its issued and outstanding common stock. The reverse stock split will be effective when the market opens on Wednesday, February 24, 2016 and Guided’s common stock will begin trading on a split-adjusted basis at that time, with a “D” temporarily appended to the end of its ticker symbol to signify the split.

The reverse stock split will affect all issued and outstanding shares of Guided’s common stock, as well as shares of common stock underlying stock options, warrants and convertible preferred stock outstanding immediately prior to the reverse stock split. Guided’s stockholders granted authority to the Board of Directors to effect the reverse stock split at a special meeting of stockholders held on November 11, 2015.

Upon the reverse stock split, every 100 shares of issued and outstanding common stock will automatically be converted into 1 share of common stock. Fractional shares will be rounded up to a full share. The reverse stock split will not impact any stockholder’s percentage ownership or voting power, except for minimal effects resulting from the treatment of fractional shares. Following the reverse stock split, the number of outstanding shares of common stock will be reduced by a factor of 100. There will be no change in the number of authorized shares of common stock that Guided has authority to issue.

Computershare Inc. will act as exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split, and will see the impact of the reverse stock split automatically reflected in their accounts following the effective date. Beneficial holders may contact their bank, broker or nominee for more information. For those stockholders holding physical stock certificates, Computershare will send instructions for exchanging those certificates for shares held in book-entry form or for new certificates, in either case representing the post-split number of shares. Computershare can be reached at (800) 962-4284.

About Guided Therapeutics

Guided Therapeutics, Inc. (OTCQB: GTHP) is the maker of a rapid and painless testing platform based on its patented biophotonic technology that utilizes light for the early detection of disease at the cellular level. The Company’s first product is the LuViva® Advanced Cervical Scan, a non-invasive device used to detect cervical disease instantly and at the point of care. In a multi-center clinical trial, with women at risk for cervical disease, the technology was able to detect cervical cancer up to two years earlier than conventional modalities, according to published reports. For more information, visit: www.guidedinc.com.

The Guided Therapeutics LuViva® Advanced Cervical Scan is an investigational device and is limited by federal law to investigational use in the U.S. LuViva, the wave logo and “Early detection, better outcomes” are registered trademarks owned by Guided Therapeutics, Inc.

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Guided’s website at www.guidedinc.com. The forward-looking statements in this press release are made as of the date of this press release and Guided does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law

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Investor and Media Relations Contact:

Robert Haag

Managing Partner

IRTH Communications

gthp@irthcommunications.com

866-976-4784

Bill Wells

Guided Therapeutics

770-242-8723